Exhibit (10)(iii)(A)

                                                      As amended January 2, 1997

                            HOUGHTON MIFFLIN COMPANY
                          1995 STOCK COMPENSATION PLAN


         The primary purpose of this Plan is to attract, retain, and motivate the employees of Houghton Mifflin Company (the "Company") and of any subsidiary corporation of which more than 50% of the outstanding voting stock is owned by the Company (a "Subsidiary") who will most assist the Company or its Subsidiaries in achieving the Company's long-term goals and objectives, and to provide an opportunity for these employees to acquire an interest in the Company through the granting of options or restricted or bonus stock or other performance awards, as herein provided. Additionally, the Plan is intended to provide an incentive to non-employee members of the Board of Directors of the Company ("director-participants") to increase their efforts for the success of the Company by increasing their proprietary interest in the Company, through the receipt of shares of the Company's common stock and options to purchase shares of the Company's Common Stock. To achieve those purposes, the Plan amends and restates the 1992 Stock Compensation Plan (the "1992 Plan").

1.        SHARES OF STOCK SUBJECT TO THE PLAN

         The stock that may be issued under the Plan shall not exceed, in the aggregate, 900,000 shares of the Company's common stock ("Company Stock"), which may be (i) authorized but unissued shares, (ii) treasury shares, (iii) shares previously reserved for issue upon exercise of options under the Plan, which options have expired or been terminated, or (iv) shares previously reserved for issue of restricted stock under the Plan or for issue in connection with Performance Awards under the Plan, which shares have been forfeited. The stock that may be issued under the Plan to any one individual between the Plan's Effective Date (as defined in Section 10 hereof) and its termination shall not exceed, in the aggregate, 250,000 shares of the Company Stock. The number of shares subject to the Plan and the number of shares which can be issued to any one individual thereunder shall, however, be subject to adjustment as provided in Section 9 hereof.

         On and after the Effective Date of the Plan, no further grants of options or restricted stock shall be made under the 1992 Plan. Options and other awards granted under either the 1992 Plan or the 1987 Stock Compensation Plan (the "1987 Plan") which are outstanding on and after the Effective Date shall be subject to and governed by the terms and conditions of the Plan. The actual provisions of any such outstanding option agreement or other award agreement, however, shall not be altered unless an amendment thereto is approved by the Committee and (if the affected participant's approval is required by the 1992 Plan, the 1987 Plan, the Plan, the appropriate agreement, or applicable law) approved by the affected participant.

2.       ELIGIBILITY

         Except with respect to director-participants, awards will be granted only to persons who are employees of the Company or a Subsidiary whose efforts are important to the continued success and growth of the Company and, in the case of incentive stock options, who are eligible to receive an incentive stock option under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Board of Directors of the Company (the "Board") shall appoint a committee to administer the Plan (the "Committee"). The Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. The Committee, acting by a majority of its members, shall determine the participants in the Plan to whom grants will be made, the number of shares subject to each grant, and the terms of the grant, consistent with the provisions of this Plan.

3.       TYPES OF GRANTS

         The Committee may make grants under this Plan in the form of Stock Options [either incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs")], Restricted Stock, Bonus Stock, or Performance Awards, each as defined below. Unless prohibited by law or regulation, the Committee may make grants under this Plan (except ISO grants) "in tandem" (i.e., the participant may be given the right to select the form in which the grant is exercised). The Committee may also make cash awards (i) in connection with, or as part or all of, a Performance Award or (ii) pursuant to Section 8 hereof with respect to any Bonus Stock or Restricted Stock.


         o        Incentive Stock Options

                  ISOs are a right to buy shares of Company Stock in the future at the market price at the time of grant, subject to the requirements of Section 422 of the Code. A stock option intended to be an ISO shall be designated as an ISO in its grant. The aggregate fair market value (determined at the time the ISO is granted) of the Company Stock with respect to which ISOs are exercisable for the first time by an optionholder during any calendar year (under all plans of the Company and any Subsidiary) shall not exceed $100,000.

         o        Non-Qualified Options

                  NQOs are stock options (i) which do not meet the ISO restrictions, either in the grant itself or as the participant treats the grant, or (ii) the terms of which provide that the options will not be treated as ISOs. NQOs do not receive the special tax consequences given ISOs by the Code.

         o        Restricted Stock

                  Restricted Stock is a grant of Company Stock to an individual subject to forfeiture if specific requirements (including continued employment or performance goals) described in the grant documents are not met for the restriction period.

         o        Bonus Stock

                  Bonus Stock is a grant of Company Stock to an individual which is made free of any restrictions. Bonus Stock may be granted as a bonus or instead of cash under other compensatory arrangements of the Company or a Subsidiary.

         o        Performance Awards

                  Performance Awards are awards granted, subject to applicable law, with value, payment, or other terms contingent upon performance of the Company or specified Subsidiaries or any other factors designated by the Committee. Performance Awards, in whole or in part, may be (i) denominated or payable in cash, (ii) denominated or payable in, valued by reference to, or otherwise based on, or related to Company Stock, or (iii) denominated or payable in, valued by reference to, or otherwise based on, or related to, either Company Stock or cash, to be determined in the discretion of the Committee.

4.       GRANTS

         Grants may be made under this Plan to participants by the Committee at any scheduled or unscheduled meeting. In making a grant to a participant under this Plan, the Committee will specify (either at the time of grant or thereafter) the terms and conditions of the grant, all of which shall be subject to the terms and conditions of this Plan (including Section 11 hereof). Unless the Committee specifies otherwise or applicable law requires otherwise, with respect to any grant to an individual of Restricted Stock or Bonus Stock or of Company Stock in connection with a Performance Award, past services of that individual equal to the aggregate par value of Company Stock subject to such grant shall constitute the only consideration paid upon the issuance of such stock. If at any time, consideration other than past services is required by applicable law with respect to a grant, such consideration shall be paid within the sixty (60) days immediately following such grant.

5.       PERIOD OF OPTION AND CERTAIN LIMITATIONS ON RIGHT
         TO EXERCISE

         Each stock option grant shall be exercisable at such time or times as the Committee shall from time to time determine, but in no event after the expiration of ten years from the date of grant. The delivery of certificates representing shares under any stock option grant will be contingent upon receipt by the Company from the optionholder (or a purchaser acting in his or her stead, in accordance with the provisions of the grant) of the full purchase price for such shares in the form of cash and/or shares of Company Stock either previously owned by the optionholder or withheld by the Company pursuant to an election by the optionholder under Section 7 below, the total value of which is equal to the total purchase price of the optioned shares then being purchased and the fulfillment of any other requirements contained in the option or applicable provisions of law. No optionholder or person entitled to exercise the stock option grant shall be deemed to be a holder of any shares subject to the grant for any purpose until certificates for such shares are issued to him or her under the terms of the grant and the Plan.


6.       NON-TRANSFERABILITY OF CERTAIN OPTIONS

         The Committee, in its discretion, may grant transferable options or amend outstanding options to make them transferable (collectively, "Transferable Options"). The option agreement with respect to a Transferable Option shall provide that (i) the optionholder can transfer the Transferable Option to (x) members of his or her immediate family (i.e., children, grandchildren or spouse), (y) trusts for the benefit of such family members, and (z) partnerships whose only partners are such family members; (ii) no consideration can be paid for the transfer of the Transferable Option; and (iii) the transferee of a Transferable Option is subject to all conditions applicable to the Transferable Option prior to its transfer.

         The option agreement with respect to any option granted hereunder shall state the transferability restrictions for such option determined by the Committee.

         The rights and obligations of the Company under the Plan and any grant may be assigned by the Company to a successor to the whole or any part of its business if the successor assumes in writing all of such rights and obligations.

7.       WITHHOLDING

         The Company may defer making payment or delivery of any shares of Company Stock to a participant under the Plan until satisfactory arrangements have been made for the payment of any federal, state, or local income taxes required to be withheld with respect to such payment or delivery. Each participant may elect to have the Company withhold shares of Company Stock having an aggregate value equal to the amount required to be withheld. If no such election is in effect, the Company shall nevertheless have the right to impose a mandatory withholding of such shares. In addition, at the election of a participant, upon exercise of an option, the Company may withhold shares of Company Stock equal to all or a portion of the purchase price of the shares then being purchased. The value of fractional shares remaining after payment of the withholding taxes or the exercise price shall be paid to such participant in cash. Shares so withheld shall be valued at fair market value at the close of the regular business day on which the option is exercised.

8.       CASH AWARDS

         If the payment or delivery of (or lapsing of restrictions with respect to) any Bonus Stock or Restricted Stock awarded to a participant under this Plan, the 1992 Plan or the 1987 Plan (the "Stock Payment") shall be subject to the imposition of any federal, state, or local income tax, the Committee, in its discretion, either at the time the award is granted or thereafter, may also grant the participant a cash award. The cash award may be in any amount up to an amount such that the value retained by the participant (from the total of the Stock Payment and the related cash award) after payment of any such income taxes imposed on the Stock Payment and any such income taxes imposed on the cash award itself shall be equal to the Stock Payment.



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9.       EQUITABLE ADJUSTMENTS

         In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock in such a way that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of stock of the Company (or other securities) which may thereafter be issued in connection with grants under the Plan (including, without limitation, grants pursuant to Section 13 hereof), (ii) the number and kind of shares of stock of the Company (or other securities) issued or issuable in respect of outstanding grants, and (iii) the exercise price, grant price, or purchase price relating to any grant.

10.      EFFECTIVE DATE AND STOCKHOLDER APPROVAL

         The Effective Date of the Plan shall be the date the Plan is approved by the stockholders of the Company. Until the Effective Date of the Plan, the 1992 Plan shall continue in full force and effect in accordance with its terms.

11.      ADMINISTRATION AND AMENDMENT OF THE PLAN

         The Plan shall be administered by the Committee, as provided in Section 2 hereof, which shall make the grants under the Plan, determine the form of options or other awards to be granted in each case (either at the time of grant or thereafter), and make any other determination under or interpretation of any provisions of the Plan.

         Any of the actions taken by the Committee shall be final and conclusive. Without the consent of the affected participant, however, no amendment or other action with respect to any outstanding award hereunder may impair or adversely affect the rights of the participant holding the award.

         The Board may amend the Plan as it may deem proper and in the best interest of the Company. However, no such action shall adversely affect or impair any options or other awards previously granted under the Plan, the 1992 Plan or the 1987 Plan without the consent of the grantee, and no amendment which requires stockholder approval in order for the Plan to comply with the requirements of Section 162(m) of the Code shall be effective unless that amendment shall be approved by the stockholders of the Company entitled to vote thereon as required by Section 162(m).

12.      EXPIRATION AND TERMINATION OF THE PLAN

         Unless earlier terminated by the Board, the Plan shall terminate on the tenth anniversary of its Effective Date. Grants may be made under the Plan at any time, or from time to time, prior to the termination of the Plan. The Plan may be abandoned or terminated at any time prior to the tenth anniversary of its Effective Date by the Board, except with respect to any awards then outstanding.

13.      GRANTS TO DIRECTOR-PARTICIPANTS

         Each individual who has served as a non-employee member of the Board during any calendar year shall be a director-participant in the Plan with respect to such year. With respect to each calendar year each director-participant shall be granted, as compensation, (x) 500 shares of Company Stock, and (y) options to purchase 1,000 shares of Company Stock, in each case as of the day before the regularly scheduled meeting of the Board in the month of January following the close of such calendar year; provided, however, that the number of shares or options so granted shall be prorated in the case of any director-participant whose service on the Board began during such year or who retired or resigned from the Board during such year. The proration shall be based on the portion of such year the director-participant served as a non-employee member of the Board.